Exhibit 99.1

PATENT PROPERTIES ANNOUNCES THIRD QUARTER 2014 RESULTS

Stamford, CT – November 13, 2014 – Patent Properties, Inc. (OTCQB: PPRO) (“Patent Properties” or the “Company”), an intellectual property company that develops and commercializes its unique portfolio of assets and is introducing a disruptive licensing solution for the mass market of patent owners and users, today announced third quarter 2014 results.

Third Quarter 2014 and Subsequent Highlights

•	Patent Properties’ disruptive patent licensing solution, The United States Patent Utility, launched in beta form on November 3, 2014.
•	As of September 30, 2014, Patent Properties had $16.5 million in cash and no outstanding debt on its consolidated balance sheet.

•	During the quarter the Company filed eight patent infringement cases.

“We are excited to have launched a beta version of ‘The United States Patent UtilityTM,’ our disruptive, Big Data-driven patent licensing system, earlier this month,” said Jonathan Ellenthal, Vice Chairman and Chief Executive Officer of Patent Properties. “The Patent Utility is built to take the arguments out of patents and make their economic benefits available to a much broader range of American inventors and operating businesses. Patented technology is a force in today’s economy that impacts almost every business. That means every company needs a basic plan to manage patent risk and use patents to their competitive advantage. The Patent Utility is specifically designed to serve small and mid-sized companies that are frozen out of the patent system’s benefits due to the high costs and complexity of navigating today’s patent marketplace.”

“The Patent Utility is a subscription revenue model which will provide us over time with the opportunity to generate predictable, recurring revenue, which should help balance the unpredictability of our patent enforcement business,” continued Mr. Ellenthal. “In addition, the Company is currently engaged in 28 litigations to enforce its patents – including eight cases filed during the third quarter of 2014 – and will continue to research additional enforcement opportunities and file new cases when appropriate.”

Third Quarter 2014 Results

For the third quarter ended September 30, 2014, Patent Properties reported net revenue of $70,000 versus net revenue of $540,000 generated by licensing fees in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period. Although revenues from one or more of the Company’s patents or patent families may be significant in a specific reporting period, Patent Properties believes that none of its patents or patent families are individually significant to its licensing and enforcement business as a whole.

Other legal and consulting fees for the third quarter 2014 were $0.7 million versus $0.3 million in the prior-year period, attributable in part to the number of active patent infringement and licensing cases as well as the mix of the the arrangements with legal counsel (hourly fees compared to contingent fee arrangements). Other legal and consulting expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. The Company expects other legal and consulting expenses to continue to fluctuate period to period in connection with upcoming scheduled trial dates and its current and future patent development, licensing and enforcement activities.

Total operating expenses for the third quarter 2014 were $4.0 million versus $7.6 million in the prior-year period, primarily due to a $4.8 million decrease in professional fees primarily incurred in the prior-year period in connection with fees paid for legal, accounting and advisory services in connection with the Company’s Merger. The lower professional fees were partially offset by increased other legal and consulting fees of $0.3 million as described above, increased general and administrative expenses of $0.4 million and increased software costs of $0.3 million primarily incurred in connection with the development of its Utility.

Exhibit 99.1

Net loss for the third quarter of 2014 was $3.9 million compared to net loss of $7.1 million in the prior-year period. Net loss per common share for the third quarter of 2014 was $0.19 compared to net loss per common share of $0.76 in the prior-year period.

Liquidity and Capital Resources

As of September 30, 2014, Patent Properties had $16.5 million in cash and no outstanding debt on its consolidated balance sheet.

Conference Call Information

Patent Properties will host a conference call and live webcast to discuss third quarter 2014 results today at 8:30 AM Eastern time.

The conference call can be accessed over the phone by dialing 1-877-407-3982 or for international callers by dialing 1-201-493-6780; please dial-in 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 13593681. The replay will be available until Thursday, November 20, 2014.

In order to access the live webcast, please go to the Investor Relations section of Patent Properties’ website at http://www.patentproperties.com and click on the available webcast link. A replay will be available shortly after the original webcast.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Patent Properties, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Exhibit 99.1

About Patent Properties, Inc.

Patent Properties, Inc. (OTCQB: PPRO) will continue to develop and commercialize its unique portfolio of intellectual property assets, which were created by Walker Digital, LLC, the research and development lab led by internationally recognized inventor and entrepreneur Jay Walker, and has also introduced a disruptive licensing solution for the mass market of patent owners and users. Mr. Walker is best known as the founder of priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” All of the patents owned by the company were developed internally by Walker Digital, LLC, with Jay Walker as a named inventor on all issued patents and the lead inventor on the vast majority. Additional information regarding the company can be found at www.patentproperties.com.

Investor Contact for Patent Properties, Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

Exhibit 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Licensing fees	$105	$956	$112	$2,080
Patent sales	-	-	-	-

Total revenues	105	956	112	2,080

Legal and consulting contingency fees	35	416	35	803

Net revenue	70	540	77	1,277

Operating expenses:
Other legal and consulting fees	673	326	1,491	1,269
Patent prosecution and maintenance fees	315	213	826	620
Compensation and benefits	1,490	1,456	5,124	2,052
Professional fees	777	5,582	5,336	5,874
Software	302	-	564	-
General and administrative	463	69	909	139

Total operating expenses	4,020	7,646	14,250	9,954

Operating net loss	(3,950)	(7,106)	(14,173)	(8,677)

Other income:
Interest income	9	-	28	-

Net loss	$(3,941)	$(7,106)	$(14,145)	$(8,677)

Net loss per common share:
Basic and diluted	$(0.19)	$(0.76)	$(0.68)	$(1.06)

Weighted average common shares outstanding:
Basic and diluted	21,135	9,311	20,732	8,221

Exhibit 99.1

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current Assets:
Cash	$16,522	$24,703
Accounts receivable	6	12
Prepaid and other current assets	571	525
Total current assets	17,099	25,240
Other Assets:
Investments, at cost	250	250

TOTAL ASSETS	$17,349	$25,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,387	$634
Accrued expenses	981	703
TOTAL LIABILITIES	2,368	1,337

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	-	-
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of September 30, 2014 and December 31, 2013, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	42,371	37,398
Accumulated deficit	(26,586)	(12,441)
TOTAL STOCKHOLDERS’ EQUITY	14,981	24,153

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,349	$25,490

Exhibit 99.1

INFORMATION ABOUT PRO FORMA FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement Patent Properties’ consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) pro forma net income and (2) pro forma Earnings Per Share (“EPS”), that are considered pro forma financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a pro forma financial measure is a numerical measure of a company’s historical or future performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this pro forma financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Patent Properties uses these pro forma financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Management believes that these pro forma financial measures provide meaningful supplemental information regarding the performance of Patent Properties’ core business by excluding non-cash stock compensation charges and fees related to the reverse merger (i.e., legal, auditing, accounting and investor relations fees), that may not be indicative of its recurring core business operating results. These pro forma financial measures also facilitate management’s internal planning and comparisons to Patent Properties’ historical performance and liquidity. Patent Properties believes these pro forma financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by the Company institutional investors and the analyst community to help them analyze the performance and operational results of its core business.

Pro forma Net income and EPS.  Patent Properties defines pro forma net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and merger-related fees. Pro forma EPS is defined as pro forma net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a pro forma financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between the Company’s recurring core business operating results and those of other companies, as well as providing management with a critical tool for financial and operational decision making and for evaluating its own period-to-period recurring core business operating results.

Due to the non-recurring nature of the merger-related fees, management believes that providing a pro forma financial measure that excludes merger-related fees allows investors to make meaningful comparisons between the Company’s recurring core business operating results and those of other companies, and also provides management with a useful tool for financial and operational decision making and for evaluating its own period-to-period recurring core business operating results.

There are a number of limitations related to the use of pro forma net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, pro forma net income excludes significant non-cash stock compensation charges, some of which are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from pro forma net income and EPS and evaluating pro forma net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table below provides a reconciliation of the pro forma financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Exhibit 99.1

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net loss	$(3,941)	$(7,106)	$(14,145)	$(8,677)

Non-cash stock based compensation	636	5,398	4,892	5,398

Non-GAAP net loss	$(3,305)	$(1,708)	$(9,253)	$(3,279)

Pro forma non-GAAP net loss per common share:
Basic	$(0.16)	$(0.18)	$(0.45)	$(0.40)
Diluted	$(0.16)	$(0.18)	$(0.45)	$(0.40)

Weighted average common shares outstanding:
Basic	21,135	9,311	20,732	8,221
Diluted	21,135	9,311	20,732	8,221